EXHIBIT 99.4


                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF NEW YORK

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                                         )
SECURITIES AND EXCHANGE COMMISSION       )
450 5th Street, N.W.                     )
Washington, D.C. 20549,                  )
                                         )   COMPLAINT
              Plaintiff,                 )   AND
                                         )   JURY DEMAND
                                         )
               v.                        )   01 Cv 6449 (JSR)
                                         )
MORRIS WEISSMAN, JOSHUA CANTOR,          )
JOHN GORMAN, AND PATRICK GENTILE,        )
                                         )
              Defendants.                )
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     Plaintiff, the United States Securities and Exchange Commission (the
"Commission"), for its Comp1aint alleges as follows:

                                    SUMMARY

     1. Defendants, who are current and former senior officers of American Bank Note Holographics, Inc. ("ABNH") and/or American Banknote Corporation ("ABN"), engaged in a systematic, fraudulent scheme to inflate the revenues and net income of ABNH and its publicly-held parent, ABN, in order to meet earnings forecasts and to condition the market for an initial public offering of stock by ABNH. The conduct took place over three years, beginning with fiscal year 1996, and continuing through fiscal year 1998. To avoid detection of the scheme, the defendants actively deceived ABN's independent auditors. Later, two of the defendants deceived ABNH's independent auditors.

     2. The defendants are Morris Weissman, the former chairman of the board and chief executive officer of ABNH and the former chairman, chief executive officer and director of ABN; Joshua Cantor, the former president and director of ABNH; John Gorman, the former executive vice president and chief financial officer of ABN, and Patrick Gentile, the current vice president and chief accounting officer of ABN.

     A. FALSE FILINGS AND IMPACT ON THE MARKET FOR ABN AND ABNH SECURITIES

     3. On or about July 15, 1998, ABNH became a public company through an initial public offering ("IPO") that raised approximately $107 million (pricing shares at $8 1/2 per share). ABN, which received the proceeds of the offering, used most of the proceeds to reduce its debt. Filings by ABN and ABNH in connection with the public offering, or relied upon in determining the price at which ABNH shares would be offered and purchased, included materially fraudulent revenue and earnings information.

     4. In January 1999, ABNH announced that it would restate its results for each of the first three quarters of fiscal year 1998, and that its annual financial statements as of December 31, 1996, and December 31, 1997, should no longer be relied upon. The prices of the securities of both ABNH and ABN dropped substantially as a result of these announcements.

     5. ABNH's restated results, reported in December 1999, had a material effect on ABNH's reported annual revenue and net income and were material to ABN's operating results. For example, in fiscal year 1996, ABNH improperly recognized approximately $1.9 million of revenue, resulting in approximately a $962,000, or 22%, overstatement of ABNH's net income, and a 31% overstatement of ABN's net income. In fiscal year 1997, ABNH improperly recognized approximately $7.8 million of revenue, resulting in approximately a $4.7 million, or 167%, overstatement of ABNH'S net income, and a 72% understatement of ABN's net loss for that year.

     6. In the second quarter of fiscal year 1998, ABNH improperly recognized approximately $5.0 million of revenue, resulting in approximately a $1.9 million, or 498%, overstatement of ABNH's net income, and a 32% understatement of ABN's net loss for that quarter. Finally, in the third quarter of fiscal year 1998, ABNH improperly recognized approximately $5.5 million of revenue, resulting in approximately a S2.5 million, or 843%, overstatement of ABNH's net income for that quarter.

     7. As a result of the improper acts perpetrated by the defendants, ABNH filed with the Commission a Registration Statement on Form S-1 that contained materially false and misleading financial statements and other information pertaining to ABNH for fiscal years 1996 and 1997. Also, as a result of Weissman's and Cantor's misconduct, ABNH's Registration Statement on Form S-1 contained materially false and misleading financial statements and other information pertaining to ABNH for the interim quarters for fiscal year 1997, and the first quarter of fiscal year 1998, and ABNH's Forms 1O-Q filed with the Commission for the second and third quarters of fiscal year 1998 were materially false and misleading.

     8. As a result of the improper acts perpetrated by the defendants, ABN filed materially false and misleading financial statements on Form 10-K for fiscal years ended December 31, 1996, and December 31, 1997. Also, as a result of the improper acts perpetrated by Weissman and Cantor, ABN filed with the Commission materially false and misleading financial statements on Form 1O-Q for the first three quarters of fiscal years ended 1997 and 1998.

     9. As a result of the fraud carried out by the defendants, ABN's and ABNH's outside auditors and public investors were deceived into believing that ABN's net income and ABNH's revenue and net income, were materially better than they were.

     B. FOREIGN CORRUPT PRACTICES ACT VIOLATION

     10. In addition to the financial statement fraud described above, defendants Weissman and Cantor violated the anti-bribery provisions of the Foreign Corrupt Practices Act ("FCPA") when, in late 1998, Weissman and Cantor caused ABNH to make a $239,000 payment to a Swiss bank account for the purpose of influencing or affecting the acts or decisions of one or more Saudi Arabian officials or the Saudi Arabian government in order to assist ABNH in obtaining or retaining business with the Saudi Arabian government.

     C. STATUTES AND RULES VIOLATED AND REQUESTED RELIEF

     11. In this action, the Commission is seeking an order of permanent injunction restraining and enjoining.

     12. Weissman, Cantor, Gorman, and Gentile from, directly or indirectly, violating Section 17(a) of the Securities Act of 1933 (the "Securities Act") [15 U.S.C. ss. 77q(a)], Sections 10(b) and 13(b)(5) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C ss. ss. 78j(b) and 78m(b)(5)], and Rules 10b,5, l3b2-1, and l3b2-2 thereunder [17 C.F.R. ss. ss. 24O.b-5, 240.13b2-1, and
240.13b2-2];

     13. Weissman, Cantor, Gorman, and Gentile from aiding and abetting violations of Sections 13(a), 13(b)(2)(A) and (B) of the Exchange Act [15 U.S.C. ss. ss. 78m(a), 78m(b)(2)(A) and (B)], and Rules l2b-20 and 13a-l thereunder [17 C.F.R. ss. ss. 240.12b-20 and 240.13a-1]; and, as to Weissman and Cantor, aiding and abetting violations of Rule l3a-13 thereunder [17 C.F.R. ss. 240.13a-13], and

     14. Weissman and Cantor from violating Section 3OA of the Exchange Act [15 U.S.C. ss. 78dd-l(a)].

     15. The Commission also is seeking an order (a) that Weissman, Cantor, Gorman, and Gentile disgorge, with prejudgment interest, all ill-gotten gains they received as a result of ABN and/or ABNH attaining or exceeding any revenue, net income or other performance targets for fiscal years 1996, 1997, and 1998 and (b) that Weissman, Cantor, Gorman, and Gentile pay civil penalties for their unlawful acts pursuant to Section 21(d)(3) of the Exchange Act [15 U.S.C. ss. 78u(d)(3)].

     16. The Commission also is seeking, pursuant to Section 21(d)(2) of the Exchange Act [15 U.S.C. ss. 78u(d)(2)], an order barring Weissman and Cantor from acting as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act [15 U.S.C. ss. 781], or that is required to file reports pursuant to Section 15(d) of the Exchange Act [15 U.S.C. ss. 78o], as a result of their violation of Section 17(a) of the Securities Act or Section 10(b) of the Exchange Act and Rule l0b-5 thereunder.

                             JURISDICTION AND VENUE

     17. The Commission brings this action pursuant to Section 20(b) of the Securities Act [15 U.S.C. ss. 77t(b)] and Sections 21(d) and 21(e) of the Exchange Act [15 U.S.C. ss. ss. 78u(d) and 78u(e)] to restrain and enjoin permanently Weissman, Cantor, Gorman, and Gentile from engaging in the acts, practices, and transactions herein alleged.

     18. This Court has jurisdiction over this action pursuant to Section 22(a) of the Securities Act [15 U.S.C. ss. 77v(a)] and Sections 21(d), 21(e), and 27 of the Exchange Act [15 U.S.C. ss. ss. 78u(d), 78u(e), and 78aa]. Venue lies in this Court pursuant to Section 20 of the Securities Act [15 U.S.C. ss. 77t] and
Section 27 of the Exchange Act [15 U.S.C. ss. 78aa].

     19. The defendants, directly and indirectly, have made use of the means and instrumentalities of interstate commerce, of the mails, or of the means or instrumentalities of transportation or communication in interstate commerce, and/or the facilities of a national securities exchange, in connection with the acts, practices and transactions alleged herein, certain of which occurred within the Southern District of New York.

                                   DEFENDANTS

     20. Morris Weissman, age 59, is a resident of Palm Beach Florida. Weissman served as the chairman of the board and CEO of ABNH, as well as the chairman of the board, CEO, and a director of ABN. On April 9, 1999, Weissman resigned his positions at ABNH at the request of its board. Weissman retired from ABN in July 2000.

     21. Joshua C. Cantor, age 41, is a resident of Westfield, New Jersey. He served as president of ABNH from May 1997, until his resignation on February 4, 1999. From May 1998, until his resignation, Cantor also was an ABNH director. From November 1995, until May 1997, Cantor was ABNH's executive vice president and general manager. Cantor also served as an executive vice president of ABN from September 1995, until his resignation. In 1996 and 1997, Cantor received bonus compensation based on the extent to which ABNH met or exceeded certain revenue or earnings targets.

     22. John Gorman, age 56, is a resident of East Windsor, New Jersey. He retired from ABN in August 1999. He served as executive vice president and CFO of ABN until mid-1998, at which point he became the general manager of American Banknote Company, a wholly-owned ABN subsidiary. Gorman received bonus compensation as a result of ABN meeting or exceeding certain revenue or earnings targets for fiscal 1996. At all times relevant to the Complaint, Gorman was a Certified Public Accountant ("CPA"), licensed by the state of Pennsylvania.

     23. Patrick Gentile, age 41, is a resident of Darien, Connecticut. He currently is a vice president and the chief accounting officer of ABN. Gentile served as a vice president and the corporate controller of ABN from 1996 to July 1998. Gentile received bonus compensation as a result of ABN meeting or exceeding certain revenue or earnings targets for fiscal 1996. At all times relevant to the Complaint, Gentile was a CPA, licensed by the state of New York.

                           OTHER PERSONS AND ENTITIES

     24. ABN is a holding company incorporated in Delaware with its principal offices located in New York, New York. During the relevant time period, ABN, through its subsidiaries, provided, among other things, stored-value telephone cards and magnetic-strip transaction cards, printed business forms, checks, and counterfeit-resistant documents of value such as money orders, passports, foreign currency, stock, and bond certificates. During the relevant time period, ABN's stock was registered with the Commission pursuant to Section 12(b) of the Exchange Act and traded on the New York Stock Exchange ("NYSE"). ABN filed for Chapter 11 bankruptcy on December 8, 1999. ABN's common stock currently trades on the OTC Bulletin Board.

     25. ABNH is a Delaware corporation with its principal executive offices located in Elmsford, New York. ABNH is engaged in the origination, production, and marketing of mass-produced secure holograms. Until July 1998, ABNH was a wholly-owned subsidiary of ABN. On or about July 15, 1998, ABNH became a public company having raised approximately $107 million through an S-1 Registration Statement filed with the Commission registering 13,636,000 shares of common stock for sale to the public. The proceeds of the offering went entirely to ABN, most of which ABN used to reduce its debt. Thereafter ABNH's stock was registered pursuant to Section 12(b) of the Exchange Act and traded on the NYSE. In August 1999, ABNH's stock was suspended from trading. ABNH's common stock currently trades on the OTC Bulletin Board.

                                   FIRST CLAIM

     WEISSMAN, CANTOR, GORMAN, AND GENTILE VIOLATED SECTIONS 10(B) AND 13(B)(5) OF THE EXCHANGE ACT AND RULES 10B-5, 13B2-1 AND 13B2-2 THEREUNDER

     26. Paragraphs 1 through 25 above are re-alleged: and incorporated herein by reference. During the time that ABNH was a wholly-owned subsidiary of ABN, ABNH's operations contributed materially to ABN's net income. To monitor ABNH's financial performance, Weissman, Gorman and Gentile assisted Cantor in creating annual budgets that projected ABNH's revenue and earnings for a particular fiscal year. Thereafter, Weissman, Gorman and Gentile reviewed these financial forecasts to determine whether ABNH would meet its projected revenue and earnings for that quarter.

     1. ABNH IMPROPERLY RECOGNIZED REVENUE ON CONSIGNMENT AND "BILL AND HOLD" SALES AND FOR RESEARCH AND DEVELOPMENT WORK FOR FISCAL 1996

     27. ABNH's ability to meet or exceed its internal revenue and earnings budget for fiscal year 1996 was critical to ABN's efforts to meet earnings forecasts that fiscal year. As a result, in fiscal year 1996, with Weissman's knowledge, Cantor caused ABNH to improperly recognize revenue on consignment sales in order to inflate fiscal year 1996 revenue and net income. In addition, in January 1997, the need to meet earnings forecasts at ABN drove Gorman, Gentile, and Cantor, with the knowledge of Weissman, to cause ABNH to enter into fraudulent "bill and hold" sales and to improperly recognize revenue for research and development ("R&D") work.

          A.   ABNH IMPROPERLY RECOGNIZED REVENUE ON CONSIGNMENT SALES

     28. At the end of the third quarter of 1996, ABNH improperly recognized revenue of $407,000 on a consignment sale to Colorado Plasticard, Inc., an ABNH customer. In the fourth quarter of 1996, ABNH improperly recognized revenue of approximately $238,000 on a consignment sale to Gemplus Corp. USA. ("Gemplus"), another ABNH customer. In each instance, Cantor, with the knowledge of Weissman, arranged for ABNH to ship holograms to these customers and for ABNH to bill them on a monthly basis based upon the number of holograms each customer used during the month. Despite the fact that the customers only agreed to purchase the holograms they actually used, Cantor, with Weissman's knowledge, caused ABNH to recognize revenue on the entire shipment of holograms to each customer. Since the risks and rewards of ownership for the unused holograms had not yet passed to the customers, recognizing revenue for all the holograms upon shipment did not conform with generally accepted accounting principles ("GAAP") and had the effect of fraudulently inflating revenue and net income.

          B.   ABNH IMPROPERLY RECOGNIZED REVENUE ON "BILL AND HOLD" SALES

     29. "Bill and hold" sales, by which a sale is made but the goods are retained by the seller at the customer's request, may be recognized as revenue by the seller before delivery to the buyer if certain stringent conditions set forth in the Commission's Accounting Auditing and Enforcement Release ("AAER") Number 108 are met. If these conditions are not met, the seller may not recognize the sales as revenue until the goods are shipped to the customer.

     30. In November and December 1996, Weissman, Gorman, Gentile and Cantor learned that ABNH would fall short of its revenue and earnings forecast for the fourth quarter unless certain additional sales revenue was generated.

     31. In mid to late January 1997, ABNH closed its books and sent preliminary work papers to ABN's independent auditors, Deloitte & Touche LLP ("Deloitte"). Shortly thereafter, the defendants learned that ABNH failed to meet its fourth quarter budget and forecasts for revenue. This shortfall, if not reduced, would materially impact ABN's fiscal year 1996 net income. It also would result in a reduction from ABN's target for earnings per share for the fourth quarter of fiscal 1996 and the 1996 fiscal year.

     32. In order to make it appear that ABN met its earnings per share goal for the fourth quarter of fiscal year 1996 and for the 1996 fiscal year, Cantor, Gorman and Gentile, with the knowledge of Weissman, caused ABNH, on or about January 30, 1997, to accrue revenue on two fraudulent "bill and hold" sales for December 1996. One of the "sales" was to Colorado Plasticard, in the amount of approximately $404,000, while the other was to Gemplus, in the amount of approximately $231,000.

     33. Accruing the revenue for 1996 for the two "bill and hold" transactions was improper because the defendants knew, or were reckless in not knowing, that ABNH and the customers had not entered into these sales on or before December 31, 1996. In addition, the defendants knew, or were reckless in not knowing, that the two transactions did not meet the conditions set forth for recognizing revenue for "bill and hold" sales under AAER Number 108. For example, ABNH, not the customers, had requested that the transaction occur on a "bill and hold" basis. Also, the holograms had not been segregated from ABNH's inventory and identified as belonging to Colorado Plasticard and Gemplus as of December 31, 1996. Finally, the alleged "bill and hold" sale to Colorado Plasticard did not occur and ABNH reversed the sale in the first quarter of fiscal year 1997.

          C.   ABNH IMPROPERLY RECOGNIZED REVENUE FOR R&D WORK

     34. In order to make it appear that ABN met its earnings per share goal for the fourth quarter of fiscal year 1996 and for the 1996 fiscal year, Cantor, Gorman and Gentile, with the knowledge of Weissman, also caused ABNH, on or about January 31, 1997, to further inflate its fourth quarter revenue and net income by fraudulently accruing revenue of $800,000 for R&D work it had performed for Kokusai Medicom Corporation ("KMC"), a Japanese customer.

     35. Throughout much of 1996, ABNH was working with KMC to develop secure cards featuring holograms for use in connection with a pinball-type game called Pachinko, which is played in parlors throughout Japan. On or about January 30, 1997, ABNH accrued $800,000 in fraudulent revenue for the Pachinko project for December 1996. However, as of December 31, 1996, ABNH had not billed its customer for this amount and KMC did not have an unconditional obligation to pay ABNH $800,000 as of December 31, 1996. Weissman, Cantor, Gorman and Gentile each knew, or were reckless in not knowing, that payment of the $800,000 obligation was contingent, at a minimum, upon certain approvals being obtained from government officials in Japan. The contingencies were not satisfied as of December 31, 1996, and, in fact, never were satisfied.

          D.   ABN'S AUDITORS RECEIVE FALSE CONFIRMATIONS AND A FALSE
               MANAGEMENT REPRESENTATION LETTER IN FURTHERANCE OF THE DEFENDANTS FRAUDULENT SCHEME

     36. In the course of auditing ABN, a team of Deloitte auditors audited ABNH's books. The defendants knew, or were reckless in not knowing, that the three fraudulent transactions described above required confirmation to Deloitte and that this required Colorado Plasticard, Gemplus, and KMC to sign false audit confirmations.

     37. To convince Deloitte that the two December 29, 1996 "bill and hold" sales were proper, Gentile drafted two audit confirmations on or about January 31, 1997, that falsely attested that the transactions had been entered into as of December 29, 1996, and that the transactions met certain of the criteria set forth in AAER Number 108. Cantor then induced the two customers involved to sign these false confirmations, which Deloitte later received.

     38. Cantor also secured a false audit confirmation letter from KMC which Deloitte later received. In that confirmation, which Gentile drafted on or about January 31, 1997, KMC falsely attested that, as of December 29, 1996, the amount of "$800,000 is due and payable by [KMC] to [ABNH]." Also, in March 1997, Gentile and Cantor created a written agreement between KMC and ABNH falsely stating that, as of December 6, 1996, ABNH was due a balance of $800,000 for development costs at such time as the "pre-test phase" was completed. Weissman and Gorman knew, or were reckless in not knowing, that this written agreement was fraudulent. However, even under the agreement as written, Weissman, Cantor, Gorman, and Gentile knew, or were reckless in not knowing, that KMC's obligation to pay the $800,000 was contingent and that none of the contingencies were met as of December 31, 1996.

     39. Finally, Weissman, Gorman, and Gentile signed a management representation letter, given to Deloitte in connection with its review of ABN's fiscal year 1996 financial statements, that they know, or were reckless in not knowing, was materially false and misleading. Among other things, the letter falsely stated that there were no transactions improperly recorded in the accounting records underlying the financial statements, that receivables at December 31, 1996 did not include any amounts for goods shipped on consignment or approval, and that the "bill and hold" sales which occurred during fiscal year-end 1996 accorded with certain criteria outlined under AAER Number 108.

     2. ABNH FRAUDULENTLY INFLATED FISCAL YEAR 1997 REVENUE AND NET INCOME IN ANTICIPATION OF A SALE

          A. ABNH IMPROPERLY RECOGNIZED REVENUE ON CONSIGNMENT SALES DURING THE FIRST THREE QUARTERS OF 1997

     40. ABNH continued fraudulently to inflate its revenue and net income in fiscal year 1997. During the first three quarters of fiscal 1997, Cantor, with Weissman's knowledge, caused ABNH improperly to recognize revenue of over $900,000 for consignment sales.

     41. In addition to the consignment sales, ABNH extended its third quarter in fiscal year 1997 on Gentile's orders by directing ABNH employees to insure that shipments of holograms made through October 4, 1997, were backdated to, and revenue was recognized as of, September 30, 1997.

     42. To keep track of its customers' payment obligations under consignment sales, ABNH's accounting department, with Cantor's knowledge, used a separate set of books and records. Upon receiving usage reports from its customers, ABNH issued invoices to bill them for that usage. Unlike the false invoices issued at the time of the initial "sale" of the holograms, which were not sent to the customers, these invoices reflected actual obligations of the customers. ABNH tracked the "usage" invoices in ledgers that were kept by hand.

          B. ABNH IMPROPERLY RECOGNIZED OVER $4 MILLION IN NET INCOME IN THE FOURTH QUARTER OF 1997 TO POSITION ITSELF FOR A SALE OR AN IPO

     43. As fiscal year-end 1997 approached, ABN, which was highly leveraged at the time, considered various approaches to reduce its debt, including a possible sale of ABNH. In order to condition the market for this possible sale, as well as to meet earnings forecasts, Cantor, with Weissman's knowledge and, in some instances, direct participation, caused ABNH to inflate its fourth quarter revenue by over $8,000,000, or 260%, and its fourth quarter net income by over $4,000,000, or 429%. In order to accomplish this, ABNH recorded revenue on a number of transactions in the fourth quarter, including additional improper consignment sale, shipments of unusable work in process, and an improper "bill and hold" sale.

                    i. ABNH SHIPPED WORK IN PROCESS AND IMPROPERLY RECOGNIZED REVENUE ON ADDITIONAL CONSIGNMENT SALES

     44. Late in the fourth quarter of fiscal year 1997, Cantor, after consulting with Weissman, arranged for ABNH to ship unusable work in process to Colorado Plasticard. The goods were shipped on or about December 31, 1997. Cantor, with Weissman's knowledge, caused ABNH to improperly recognize revenue of approximately $1.3 million on this shipment. Weissman and Cantor knew, or were reckless in not knowing, that the unusable work in process would be returned to ABNH shortly after being shipped. In March 1998, when the receivable had aged nearly ninety days, Gentile instructed a subordinate to redate the invoice ABNH had generated for this transaction so that it could be incorporated into the borrowing base formula under ABNH's credit facility.

     45. Also in the fourth quarter of 1997, Cantor, with the knowledge of Weissman, caused ABNH to recognize revenue of approximately $949,000 on improperly recorded consignment sales. These improperly recorded consignment sales involved Colorado Plasticard, Gemplus, and others.

                    ii. IMPROPER RECOGNITION OF APPROXIMATELY $6 MILLION IN REVENUE ON AN $8 MILLION "BILL AND HOLD" SALE

     46. In December 1997, Cantor arranged for MasterCard, one of ABNH's largest customers, to place an $8 million "bill and hold" order. Weissman and Cantor then caused ABNH to recognize revenue of $6.9 million on the "bill and hold" sale in fiscal year 1997. However, of the $6.9 million in revenue that ABNH recognized in fiscal year 1997, approximately $6 million was fraudulent because it should have been recognized in 1998. Weissman and Cantor knew, or were reckless in not knowing, that, although ABNH had a valid "bill and hold" agreement in place with MasterCard, the transaction was improper because ABNH recognized revenue from the sale of holograms that had not actually been completed by December 31, 1997.

     47. Weissman and Cantor understood that in order for ABNH to recognize revenue in fiscal year 1997 on the sale of holograms to MasterCard, all the holograms would have to be completed, meaning that ABNH had to have at its facility, by December 31, 1997, "reels" of numbered holograms labeled as belonging to MasterCard. Weissman and Cantor also understood that ABNH lacked the capacity to manufacture such a large quantity of holograms by year-end 1997. In an effort to manufacture and complete as many of the holograms as soon as possible, Cantor, with Weissman's knowledge, arranged for ABNH to subcontract the manufacturing of,$6.9 million worth of holograms to another company, Crown Roll Leaf, Inc. ("Crown Roll").

     48. Weissman and Cantor knew, or were reckless in not knowing, that Crown Roll could not manufacture and complete all of the holograms by December 31, 1997. First, Crown Roll did not have the capacity to manufacture all of the holograms by year-end 1997. In fact, ABNH's agreement with Crown Roll called for a production schedule that continued into mid-January 1998. Second, before ABNH could recognize the sale of these holograms as a valid "bill and hold" sale, the holograms had to be completed. This required the holograms, which are initially produced in "rolls," (E.G. like a roll of paper towels) to be slit down to smaller "reels," (like a roll of paper towels cut into thirds, for example), and then numbered and separately labeled as belonging to MasterCard. Weissman and Cantor knew, or were reckless in not knowing, that Crown Roll was engaged only to manufacture ROLLS because Crown Roll's facility lacked the capacity to slit the rolls into reels and then number the holograms. Weissman and Cantor, therefore, knew, or were reckless in not knowing, that the holograms Crown Roll produced would not be complete until they were delivered to ABNH's facility and ABNH then slit, numbered, and labeled them as belonging to MasterCard.

     49. Crown Roll did not finish producing unslit, unnumbered rolls of holograms until mid-January 1998. Weissman and Cantor knew, or were reckless in not knowing, that production had continued at Crown Roll into January 1998. They also knew, or were reckless in not knowing, that most of the rolls Crown Roll produced were delivered to ABNH's manufacturing facility in January 1998, In addition, Weissman and Cantor knew, or were reckless in not knowing, that virtually all of the rolls Crown Roll produced were slit and numbered at ABNH's facility in early 1998. Nevertheless, Weissman and Cantor caused ABNH to recognize revenue, in fiscal year 1997, for all of the holograms Crown Roll manufactured.

          C. WEISSMAN AND CANTOR MISLED DELOITTE TO HIDE IMPROPER FISCAL YEAR-END 1997 MASTERCARD "BILL AND HOLD" SALE

     50. Deloitte identified the $8 million "bill and hold" transaction as a major issue for its audit of ABNH's results for fiscal year 1997. In connection with the audit of this transaction, Weissman and Cantor misled Deloitte into believing that the holograms Crown Roll produced were completed, and were delivered to ABNH's Huntington Valley facility, by December 31, 1997.

     51. On a number of occasions, Weissman, Cantor and those working at their direction, told Deloitte that all of Crown Roll's holograms had been completed and received at ABNH's facility by year-end 1997. In addition, at Cantor's direction, and with Weissman's knowledge, ABNH employees at the Huntington Valley facility backdated, and changed quantities or, ABNH receiving documents. These receiving documents were provided to Deloitte to convince it that ABNH had received all of Crown Roll's holograms by December 31, 1997.

     52. Cantor, at Weissman's direction, caused changes to be made on copies of Crown Roll's delivery receipts, altering dates and changing quantities to make them consistent with the inaccurate ABNH receiving documents. With Weissman's and Cantor's knowledge, the falsified Crown Roll delivery receipts and the ABNH receiving documents were provided to Deloitte. In addition, Cantor directed ABNH employees to fabricate "vault receipts," which purported to show that the hologram "rolls" ABNH had received been slit into numbered "reels." Weissman and Cantor both reviewed the fraudulent ABNH "vault receipts" to insure that they were consistent with the falsified copies of Crown Roll's delivery receipts and ABNH's receiving documents. Weissman and Cantor both knew, or were reckless in not knowing, that Deloitte was given the falsified "vault receipts."

     53. Cantor, with Weissman's knowledge, also obtained a false written confirmation from Beau Dietl & Associates ("BDA"), the security firm hired to provide security at Crown Roll's facility. Weissman and Cantor did this in a further effort to convince Deloitte that holograms Crown Roll manufactured had been completed and delivered to ABNH by December 31, 1997. The BDA confirmation, which was signed by Beau Dietl, falsely stated that personnel from BDA had witnessed ABNH pick up "reels" of holograms from Crown Roll and that all of the pickups were completed by December 31, 1997. Weissman and Cantor both knew, or were reckless in not knowing, that BDA provided this false written confirmation to Deloitte.

     54. In March 1998, Weissman obtained a false written confirmation from Crown Roll. The confirmation, which was provided to Deloitte, falsely confirmed that Crown Roll manufactured "reels" of numbered holograms and that all of the holograms required under the terms of the purchase order were manufactured and picked up by ABNH, by December 31, 1997. Weissman and Cantor knew, or were reckless in not knowing, that this false confirmation was given to Deloitte.

          D.   THE DEFENDANTS MISLED DELOITTE ABOUT OTHER FISCAL 1997
               TRANSACTIONS

     55. In addition to the false and misleading oral and written statements made in connection with confirming the MasterCard transaction, Cantor also obtained two additional false audit confirmations that were provided to Deloitte in an effort to conceal other fraudulent fiscal year 1997 sales. In one instance, Cantor, with Weissman's knowledge, convinced Colorado Plasticard to confirm an accounts receivable balance as of year-end 1997 that included the alleged sale of the unusable work in process that Colorado Plasticard returned to ABNH in early January 1998. Cantor also succeeded in persuading Gemplus to provide a confirmation to Deloitte that misleadingly confirmed an incorrect balance receivable as of December 31, 1997. In fact, the confirmed balance receivable constituted the sales value of a large quantity of holograms that were provided to Gemplus under a consignment arrangement pursuant to which Gemplus was obligated to pay only for those holograms it used.

     56. ABNH employees never disclosed to Deloitte the "usage" invoices ABNH sent to customers that had accepted holograms on consignment. Nor did they disclose the ledgers in which these invoices were recorded.

     57. Finally, Weissman, Cantor, Gorman and Gentile also signed a management representation letter, which was given to Deloitte in connection with Deloitte's review of ABNH's fiscal year 1997 financial statements that they knew, or were reckless in not knowing, was false and misleading. Among other things, the letter falsely stated that: (1) "[t]here has been no fraud involving management or employees who have significant roles in internal controls;" (2) "[t]here are no transactions that have been improperly recorded in the accounting records underlying the financial statements;" (3) "[w]e have fully disclosed to you all sales terms including all rights of return ...;" and (4) "receivables at December 31, 1997 ...do not include any accounts for goods shipped on consignment or approval." The management representation letter also falsely confirmed that the "bill and hold" sales that occurred during fiscal year-end 1996, as well as the MasterCard "bill and hold" sale, which occurred in the fourth quarter of 1997, accorded with certain criteria outlined under AAER Number 108.

          3.   ABNH'S FRAUDULENT 1998 TRANSACTIONS

     58. The need to report strong revenue and net income was critical in fiscal year 1998 because ABN decided to sell ABNH through an IPO. Reporting sustained revenue and earnings growth at ABNH during the first quarter of fiscal year 1998, the reporting period leading up to the IPO, would enhance ABNH's spin-off value. This, in turn, would redound to the benefit of ABN, which was to take all the proceeds from the transaction. Also, reporting strong revenue and earnings during the second quarter of fiscal year 1998, would solidify investor confidence in ABNH as a public company.

          A. FIRST QUARTER OF 1998: IMPROPER REVENUE RECOGNITION ON CONSIGNMENT SALES, RECOGNIZING REVENUE ON PRODUCT THAT WAS NEVER SHIPPED, AND RECOGNIZING REVENUE ON PRODUCT THAT WAS RETURNED

     59. Cantor, with Weissman's knowledge, caused ABNH in the first quarter of fiscal 1998 to improperly recognize revenue of approximately $1.9 million on consignment sales with various customers. In addition, Cantor, with Weissman's knowledge, further inflated ABNH's revenue and net income in the first quarter of fiscal 1998 by approximately $1.6 million by recognizing revenue on alleged sales to customers who never received any goods and, at times, recognizing revenue on shipments of holograms that Cantor and Weissman knew, or were reckless in not knowing, would be returned.

          B. THE SECOND AND THIRD QUARTERS OF 1998: IMPROPER REVENUE RECOGNITION ON CONSIGNMENT SALES AND ON SHIPMENTS TO WAREHOUSES, RECOGNIZING REVENUE ON PRODUCT THAT WAS NEVER SHIPPED, AND RECOGNIZING REVENUE ON PRODUCT THAT WAS RETURNED

     60. ABNH's IPO occurred on or about July 15, 1998. Its first filings as a public company were made on Form 10-Q for the second and third quarters of fiscal 1998. During this period, Cantor, with Weissman's knowledge, caused ABNH fraudulently to recognize approximately $1,397,000 in revenue for improperly recorded consignment sales during these two quarters.

     61. Improper recognition of revenue on consignment sales was insufficient to achieve both internal and analyst revenue and earnings projections for ABNH in the second and third quarters of fiscal year 1998. In order to meet these expectations, Cantor, with Weissman's knowledge, caused ABNH to effect a warehousing arrangement with Brinks in June 1998, just weeks before ABNH's IPO. ABNH then began to ship large quantities of holograms to a Brinks warehouse, as well as occasional shipments to other warehouses.

     62. Cantor, with Weissman's knowledge, caused ABNH improperly to recognize revenue on all the shipments to the warehouses in the second and third quarters of fiscal 1998, some of which involved consignment sales. In addition, some of the shipments to the Brinks warehouse were outright false sales. In these instances, without a customer purchase order, and without the customer's knowledge, authorization or approval, Cantor, with Weissman's knowledge, caused ABNH to recognize revenue after shipping holograms to the Brinks warehouse where they sat for months. These practices involved approximately eleven customers and amounted to fraudulently recognized revenue of over $5.8 million during the second and third quarters of fiscal 1998.

     63. During the second and third quarters of 1998, separate and apart from the products placed in the third party warehouses, Cantor, with Weissman's knowledge, continued to cause ABNH to recognize revenue in instances where the customer never issued purchase orders. In these cases, ABNH either never shipped the holograms to these customers or shipped holograms that were returned shortly after being shipped. In total, these practices involved seven customers and amounted to fraudulently recognized revenue of more than $5 million.

          C. FOURTH QUARTER OF 1998: IMPROPER RECORDING OF REVENUE ON CONSIGNMENT SALES, ON SHIPMENTS TO WAREHOUSES, ON PRODUCT THAT WAS NEVER SHIPPED, ON PRODUCT THAT WAS RETURNED, AND ON THE SHIPMENT OF TEST MATERIAL

     64. As ABNH approached its first year-end as a public company, Weissman and Cantor knew, or were reckless in not knowing, that ABNH was going to fall short of its revenue and earnings budget. To make up for this shortfall, Cantor, with Weissman's knowledge, caused ABNH to record improperly over $11.3 million in revenue on its books and records for the fourth quarter of fiscal year 1998.

     65. This amount included, among other things, improperly recorded consignment sales, improperly recorded revenue on shipments to third-party warehouses, and the recording of revenue on product that was never shipped, product that was returned, and on the shipment of test material. In one instance, Cantor, with Weissman's knowledge, caused ABNH to improperly record almost $4 million in revenue for a shipment to Colorado Plasticard of scrap material and empty boxes. Weissman also directed Cantor to ship test material to another customer without a purchase order. Cantor, with the Weissman's knowledge, then caused ABNH to improperly record revenue of nearly $2 million on the shipment.

     66. Section 10(b) of the Exchange Act [15 U.S.C. ss. 78j(b)) and Rule 10b-5 thereunder [17 C.F.R. ss. 240.1Ob-5) prohibit, INTER ALIA, any device, scheme or artifice to defraud in connection with the purchase or sale of securities, or the making of any untrue statement of a material fact or omitting to state a material fact, in connection with the purchase or sale of any security. Section 13(b)(5) of the Exchange Act [15 U.S.C. ss. 78m(b)(5)] and Rules 13b2-1 and 13b2-2 thereunder [17 C.F.R. ss. ss. 240.13b2-1 and 240.13b2-2] prohibit, INTER ALIA, circumvention of internal accounting controls, falsification of corporate books and records and material misstatements or omissions by officers or directors to an accountant in connection with an audit or a filing with the Commission.

     67. By virtue of the conduct described in paragraphs 26 through 65 herein, defendants Weissman and Cantor violated Sections 10(b) and 13(b)(5)of the Exchange Act and Rules l0b-5, l3b2-1 and 13b2-2 thereunder. By virtue of the conduct described in paragraphs 26-27, 29-39, 41, 44 and 57 herein, defendants Gorman and Gentile violated these same sections and rules.

                                  SECOND CLAIM

                          WEISSMAN, CANTOR, GORMAN AND
              GENTILE VIOLATED SECTION 17(A) OF THE SECURITIES ACT

     68. Paragraphs I through 67 above are re-alleged and incorporated herein by reference.

     69. On or about July 15, 1998, ABNH became a public company through an IPO that raised approximately $107 million. ABN, which sold all of its shares in the offering, received all of the proceeds of the offering and used most of them to pay down its debt. The ABNH public offering took place pursuant to a Registration Statement ABNH filed on Form S-1 with the Commission, which included financial statements for ABNH for the fiscal years ended December 31, 1996 and December 31, 1997, as well as the interim quarters for fiscal year 1997 and the first quarter of fiscal year ended December 31, 1998.

     70. Cantor signed ABNH's Registration Statement on Form S-1 and, as attorney-in-fact, signed the registration statement for Weissman.

     71. Weissman and Cantor knew, or were reckless in not knowing, that the financial statements included in the Registration Statement on Form S-1 and disseminated to investors in conjunction with that offering were materially false and misleading.

     72. Gorman and Gentile participated in ABNH's JP0 and knew, or were reckless in not knowing, that the Registration Statement on Form S-1 that was filed with the Commission included financial statements for ABNH for the fiscal Years ended December 31, 1996 and December 31, 1997, as well as the interim quarters for fiscal year 1997, and the first quarter of fiscal year ended December 31, 1998. As a result, Gorman and Gentile knew, or were reckless in not knowing, that the Registration Statement that ABNH filed on Form S-1 in connection with its IPO contained materially false and misleading financial information for fiscal year 1996 because the financial statements incorporated the fraudulent "bill and hold" and Pachinko transactions.

     73. Section 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)] provides that it is unlawful in the offer or sale of any security to employ any device, scheme or artifice to defraud, to obtain money by means of any materially untrue statement or material omission or to engage in any transaction, practice of course of business which operates or would operate as a fraud or deceit upon the purchaser of a security.

     74. By virtue of the conduct described in paragraphs 26 through 72 herein, defendants Weissman and Cantor violated Section 17(a) of the Securities Act. By virtue of the conduct described in paragraphs 26-27, 29-39, 41, 44, 57 and 69-72 herein, defendants Gorman and Gentile violated the same section.


                                  THIRD CLAIM

                AIDING AND ABETTING VIOLATIONS OF SECTIONS 13(A)
      AND 13(B)(2)(A) AND (B) OF THE EXCHANGE ACT AND RULES 12B-20, 13A-1, AND 13A-13 THEREUNDER, AGAINST WEISSMAN, CANTOR, GORMAN, AND GENTILE

     75. Paragraphs 1 through 74 above are re-alleged and incorporated herein by reference.

     76. ABN filed with the Commission annual reports on Form 10-K for its fiscal years 1996 and 1997, and filed quarterly reports on Form 10-Q for the first three quarters of fiscal years 1997 and 1998. ABNH filed with the Commission quarterly reports on Form 1O-Q for the second and third quarters of its fiscal year ended December 31, 1998. ABNH also filed with the Commission a Registration Statement on Form S-1 in connection with its IPO that contained financial statements and other information pertaining to ABNH for its fiscal years 1996 and 1997, and quarterly financial results for fiscal year 1997 and the first quarter of fiscal year 1998. As a result of the improper acts perpetrated by the defendants as alleged in this Complaint, the financial statements in all of these filings were materially false and misleading because ABNH's revenue and net income had been fraudulently inflated.

     77. From 1996 through 1998, ABN had securities registered with the Commission pursuant to Section 12(b) of the Exchange Act [15 U.S.C. ss. 781(b)]. As of on or about July 15, 1998, ABNH had securities registered with the Commission pursuant to Section 12(b) of the Exchange Act [15 U.S.C. ss. 781(b). As a result, ABN and ABNH were required under Sections 13(a) and 13(b)(2)(A) and
(B) of the Exchange Act [15 U.S.C. ss. ss. 78m(a) and 78m(b)(2)(A) and (B)] and Exchange Act Rules 12b-20, 13a-1, and 13a-13 [17 C.F.R. ss. ss. 240.12b-20,
240.13a-1 and 240.13a-13] to file quarterly, annual and other reports and statements with the Commission which did not contain untrue statements of material facts or omissions of material facts and to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of ABN and ABNH assets. ABN and ABNH also were required to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions were recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements.

     78. As a result of the defendants' fraudulent scheme, ABN, in fiscal years 1996, 1997, and 1998, and ABNH, in fiscal year 1998, maintained materially false and misleading books and records which, among other things, materially overstated ABNH's revenue and net income during those fiscal years. Among other things, ABNH failed properly to account for consignment sales and "bill and hold" sales. Moreover, ABNH's books, records, and accounts documented a number of transactions that did not take place.

     79. By reason of the foregoing, ABN and ABNH violated Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Exchange Act Rules l2b-20 and 13a-13, and ABN violated Exchange Act Rule 13a-1.

     80. Defendants Weissman, Cantor, Gorman, and Gentile knowingly provided substantial assistance to ABN and ABNH in connection with the companies' violations of the aforesaid provisions.

     81. By virtue of the conduct described at paragraphs 26 through 80 herein, and pursuant to Section 20(f) of the Exchange Act [15 U.S.C. ss. 78t(f)], defendants Weissman and Cantor are liable as aiders and abettors of ABN's and ABNH's violations described in paragraph 79 herein.

     82. By virtue of the conduct described at paragraphs 26-27, 29-39, 41, 44, 57 and 69-80,and pursuant to Section 20(f) of the Exchange Act, defendants Gorman and Gentile are liable as aiders and abettors of ABN's violations of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Exchange Act Rules l2b-20 and l3a-1.

                                  FOURTH CLAIM
                      WEISSMAN AND CANTOR VIOLATED THE FCPA

     83. Paragraphs 1 through 82 are re-alleged and incorporated herein by reference.

     84. In 1998, ABNH employed agents who were responsible, for seeking out new business in various regions of the world. These agents were generally compensated on a commission basis for any business they generated for the company.

     85. In late 1998, one of ABNH's agents, informed an ABNH employee of an opportunity to bid on a contract to produce holograms for the government of Saudi Arabia. In an effort to win the contract, Cantor, with the authorization of Weissman and at Weissman's direction, authorized and directed an ABNH employee to wire $239,000 to a Swiss bank account for the benefit of one or more officials of the Saudi Arabian government.

     86. The employee wired the money as instructed and ABNH accounted for this payment as a consulting fee. This $239,000 payment comprised nearly 40% of the contract's value. Weissman and Cantor caused ABNH to make the payment for the purpose of influencing or affecting the acts or decisions of one or more Saudi Arabian officials, or the Saudi Arabian government, in order to assist ABNH in obtaining or retaining business with the Saudi Arabian government.

     87. Section 30A (a) of the Exchange Act [15 U.S.C. ss. 78dd-l(a)], the anti-bribery provision of the FCPA, prohibits, in part, any issuer which has a class of securities registered pursuant to Section 12 of the Exchange Act or any officer, director, employee, or agent of such issuer, from making use of the mails or any means or instrumentalities of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to (1) any foreign official for purposes of (A)(i) influencing any act or decision of such foreign official in his official capacity, or (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage, or; (B) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such issuer in obtaining or retaining business for or with, or directing business to, any person.

     88. By reason of the foregoing, Weissman and Cantor violated Section 30A of the Exchange Act [15 U.S.C. ss. 78dd-l].

                                PRAYER FOR RELIEF

     WHEREFORE, the Commission respectfully requests that this Court:

                                       I.

     Issue a Final Judgment of Permanent Injunction and Other Relief restraining and enjoining defendants Weissman, Cantor, Gorman, and Gentile from, directly or indirectly, violating Section 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)], Sections 10(b) and 13(b)(5) of the Exchange Act [15 U.S.C. ss.ss. 78j(b) and 78m(b)(5)], and Rules 10b-5, 13b2-1, and l3b2-2 thereunder [17 C.F.R. ss. ss. 240.10b-5, 240.13b2-1, and 240.13b2-2];

                                      II.

     Issue a Final Judgment of Permanent Injunction and Other Relief restraining and enjoining defendants Weissman, Cantor, Gorman and Gentile from aiding and abetting violations of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act [15 U.S.C. ss.ss. 78m(a), 78m(b)(2)(A) and (B)], and Rules l2b-20 and 13a-1
thereunder [17 C.F.R. ss. ss. 240.12b-20 and 240.13a-1];

                                      III.

     Issue a Final Judgment of Permanent Injunction and Other Relief restraining and enjoining defendants Weissman and Cantor from aiding and abetting violations of Rule 13a-13 of the Exchange Act [17 C.F.R. ss. 240.13a-13];

                                       IV.

     Issue a Final Judgment of Permanent Injunction and Other Relief restraining and enjoining defendants Weissman and Cantor from, directly or indirectly, violating Section 30A of the Exchange Act [78dd-1];

                                       V.

     Order, pursuant to Section 21(d)(2) of the Exchange Act [15 U.S.C. ss. 78u(d)(2)], that Weissman and Cantor each be barred from acting as an officer or director of any issuer that has a class of securities registered pursuant to
Section 12 of the Exchange Act [15 U.S.C. ss. 78] or that is required to file reports pursuant to Section 15(d) of the Exchange Act [15 U.S.C. ss. 78o(d)], as a result of their violations of Section 17(a) of the Securities Act or Section 10(b) of the Exchange Act and Rule 10b-5 thereunder;

                                       VI.

     Order Weissman, Cantor, Gorman, and Gentile to prepare an accurate accounting of (a) all compensation and other remuneration they received as a result of ABN and/or ABNH attaining or exceeding any revenue, net income or other performance targets for fiscal years 1996, 1997, and 1998, including successful completion of the IPO, and (b) profits from all sales by any of them of ABN and ABNH securities between January 1, 1997 and January 21, 1999, and to disgorge such compensation and profits, with prejudgment interest;

                                      VII.

     Order Weissman, Cantor, Gorman, and Gentile to pay civil penalties for their unlawful acts pursuant to Section 21(d)(3) of the Exchange Act [15 U.S.C. ss. 78u(d)(3)].

                                      VIII.

     Retain jurisdiction of this action in accordance with the principles of equity and the federal Rules of Civil Procedure in order to implement and carry out the terms of all orders and decrees that may be entered, or to entertain any suitable application or motion for additional relief within the jurisdiction of the Court.

                                      IX.

     Grant such other and further relief as this Court may deem necessary and appropriate under the circumstances.

                              DEMAND FOR JURY TRIAL

     Plaintiff Securities and Exchange Commission demands a jury trial pursuant to Rule 38(b) of the Federal Rules of Civil Procedure for all issues so triable.



Dated: July 17, 2001

Local Counsel                       Respectfully submitted,


/s/ Robert B. Blackburn             /s/ Thomas C. Newkirk
---------------------------         ----------------------------
Robert B. Blackburn (RB 1545)       James A. Kidney (JK5830) (Trial Counsel)
Attorney for Plaintiff              Thomas C. Newkirk (TN7271)
SECURITIES AND EXCHANGE             Christopher R. Conte
COMMISSION                          E. Laurita Finch
7 World Trade Center                Attorneys for Plaintiff
Suite 1300                          SECURITIES AND EXCHANGE
ROOM 11-039                         COMMISSION
New York, New York 10048            450 Fifth Street, N.W.
(212) 748-8185                      Mail Stop 9-11
(212) 748-8045 (fax)                Washington, D.C. 20549-0911
                                    (202) 942-4797 (Kidney)
                                    (202) 942-9581 (fax)